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                    CODE OF ETHICS AND INSIDER TRADING POLICY

                         The Hartford Mutual Funds, Inc.
                       The Hartford Mutual Funds II, Inc.
                           Hartford Series Fund, Inc.
                        Hartford HLS Series Fund II, Inc.
                      The Hartford Income Shares Fund, Inc.
      (each of the above is referred to as a "Fund," together, the "Funds")
           HL Investment Advisors, LLC ("HL Advisors" or an "Adviser")
Hartford Investment Financial Services, LLC ("HIFSCO" or an "Adviser," together with HL Advisors the "Advisers")(1)

                           EFFECTIVE NOVEMBER 7, 2007

This Code of Ethics and Insider Trading Policy ("Code") is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"). In conformity with these rules, this Code is adopted by the above-listed entities (collectively referred to as "Hartford Entities").

1. STANDARDS OF BUSINESS CONDUCT

The nature of our business is such that all directors, officers and employees of the Funds and the Advisers have a fiduciary duty to the Funds' shareholders and our other investment advisory clients. Accordingly, each of us is under an affirmative duty to place the interests of the Funds' shareholders and our other investment advisory clients first, ahead of our own personal financial interests. We further must avoid any conflicts of interest between our personal securities investments and those of our clients, and take appropriate steps to ensure that investment personnel do not take inappropriate advantage of their positions of trust.

In order to ensure that we fulfill these duties, all personal securities transactions of persons identified as being subject to this Code of Ethics must be conducted in accordance with the requirements stated herein.

Access Persons and Supervised Persons of Hartford Entities must not:

     -    employ any device, scheme or artifice to defraud its clients
          ("Clients");

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(1)  HIFSCO also acts as the Funds' principal underwriter and, as such, is covered by this Code in that capacity, as well. The requirements of this Code take into account HIFSCO's role as underwriter.

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     -    make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     - engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;

     -    engage in any manipulative practice with respect to a Client;

     - use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

     - conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in applicable compliance manuals.(2) However, Access Persons and Supervised Persons are expected to comply not merely with the "letter of the law", but with the spirit of the laws, this Code and applicable compliance manuals. The requirements stated in this Code are in addition to the obligations that officers and employees of the Funds and the Advisers have to comply with the Code of Ethics and Business Conduct of The Hartford Financial Services Group, Inc. and the Advisers' policy regarding the receipt and use of material non-public inside information.

Should you have any doubt as to how or whether this Code applies to you, you should contact the Chief Compliance Officer, as defined below.

2. DEFINITIONS

As used in the Code, the following terms have the following meanings:

     A. ACCESS PERSONS include: (1) any director, trustee, officer or general partner of a Fund or Adviser; (2) any employee of a Fund or Adviser (or of any company in a control relationship to the Fund or Adviser) or any director, trustee, officer or general partner of any company in a control relationship to the Fund or Adviser who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (3) any Supervised Person of an Adviser who (a) has access to nonpublic information regarding any Clients' purchase or sale of securities, or portfolio holdings of any Reportable Fund; or (b) is involved in making securities recommendations to Clients or has access to such

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(2)  Applicable compliance manuals include the Advisers' policies and procedures adopted pursuant to Advisers Act Rule 206(4)-7 and the Funds' policies and procedures adopted pursuant to 1940 Act Rule 38a-1, as they may exist from time to time. Whether or not listed, Access Persons and Supervised Persons are required to comply with all relevant compliance procedures.


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          recommendations that are nonpublic; (4) any natural person in a control relationship to a Fund or Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund; and (5) any other person who the CCO determines to be an Access Person.(3)

     B. AUTOMATIC INVESTMENT PLAN means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, payroll deduction services and any dividend reinvestment plan (DRIP).

     C. BENEFICIAL OWNERSHIP generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act").

     D. CHIEF COMPLIANCE OFFICER or CCO means the Chief Compliance Officer of the applicable Hartford Entity or the CCO's designee, as applicable.

     E. FEDERAL SECURITIES LAWS means: (1) the Securities Act of 1933, as amended ("Securities Act"); (2) the Exchange Act; (3) the Sarbanes-Oxley Act of 2002; (4)) the 1940 Act, (5) the Advisers Act;
          (6) title V of the Gramm-Leach-Bliley Act; (7) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to funds and investment advisers; and (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

     F. INDEPENDENT DIRECTOR means a director of a Fund who is not an "interested person" of a Fund within the meaning of 1940 Act Section 2(a)(19).

     G. INITIAL PUBLIC OFFERING or IPO means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).

     H. INVESTMENT PERSON, as used in Section 3.F below, means (1) any employee of an Adviser (or of any company in a control relationship to the Adviser), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund or client account; and (2) any natural person who controls any Fund, client account or Adviser and who obtains information concerning recommendations made to the Fund or client account regarding the purchase or sale of securities for the Fund or client account. The term Investment Person includes Portfolio Managers, analysts and traders of the Advisers who take part in the process of

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(3)  The CCO will inform all Access Persons of their status as such and will maintain a list of Access Persons and Supervised Persons.


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          making decisions about investments for Funds or client accounts. An
          Investment Person is a type of Access Person.

     I. LIMITED OFFERING means an offering that is exempt from registration under Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules 504, 505 or 506. For greater clarity, Limited Offerings of securities issued by a fund or any private collective investment vehicle or unregistered hedge fund advised by an Adviser are included within the term "Limited Offering".

     J. NON-MANAGEMENT INTERESTED DIRECTOR means an "interested person" of the Funds within the meaning of 1940 Act Section 2(a)(19) who: serves as a director of a Fund; is not an officer or employee of a Fund, an Adviser or an affiliate of the Adviser; and does not provide any services to the Funds, the Advisers or any affiliate of the Advisers other than as a director of the Funds.

     K. PORTFOLIO MANAGERS means personnel of the Advisers who make decisions about investments for a series of a Fund or client account.

     L. PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a security.

     M. REPORTABLE FUND means: (1) any registered investment company advised by an Adviser; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Hartford Entity.

     N.   REPORTABLE SECURITY means any security as defined in Advisers Act
          Section 202(a)(18) and 1940 Act Section 2(a)(36) except: (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
          (3) shares issued by money market funds; (4) shares issued by open-end funds other than Reportable Funds (but not including shares of exchange-traded funds); (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds; and (6) securities issued by The Hartford Financial Services Group, Inc. For purposes of this Code, the term Reportable Security, which provides a narrower exemption than the term "Covered Security",(4) is used for compliance with both Rule 204A-1 and Rule 17j-1, except as otherwise noted.

     O. SECURITY HELD OR TO BE ACQUIRED means any Reportable Security which, within the most recent 15 days, (1) is or has been held by a Client, or (2) is being or has been considered by a Client or the Adviser for purchase by a Client. This

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(4)  COVERED SECURITY under Rule 17j-1 means any security as defined in 1940 Act
     Section 2(a)(36) except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies.


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          definition also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security.

     P. SUPERVISED PERSON of an Adviser means any partner, officer, director, or employee of the Adviser; and any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.

3. SUBSTANTIVE RESTRICTIONS

     A. BLACKOUT PERIOD. A Portfolio Manager may not buy or sell for his or her account a Reportable Security within the seven calendar day period before or after a Client that he or she manages, buys or sells that Reportable Security. Any profits realized on such trades will be disgorged as determined by the CCO. The price paid or received by a Client account for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person.

     B. IPO AND LIMITED OFFERING RESTRICTIONS. Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval by the CCO or the CCO's designee in the form attached as Exhibit A or another form acceptable to the CCO, as described in
          Section 4, below. An Access Person who has been authorized to acquire interests in such securities must disclose their interests if involved in considering an investment in such securities for a Client. Any decision to acquire the issuer's securities on behalf of a Client shall be subject to review by Access Persons with no personal interest in the issuer. This section does not apply to any Independent Director or any Non-Management Interested Director.

     C. GIFT POLICY. Access Persons may not accept gifts or other items beyond those courtesies deemed to be customary, reasonable and proper under the particular business circumstances from any person or entity that does business with a Client. Acceptance of all gifts by Supervised Persons must be in accordance with the Code of Ethics and Business Conduct of The Hartford Financial Services Group, Inc.

     D. TRANSACTIONS IN MUTUAL FUNDS. When making purchases or sales of open-end funds, including Reportable Funds, Access Persons are reminded that "market timing" a Fund violates our policies and that "front-running" Client transactions or trading in Reportable Funds on the basis of material, nonpublic inside or confidential information violates this Code, as described in Section 5 below, as well as other securities laws and, if proven, is punishable by fines and other penalties. Additionally, purchases and sales of Reportable Funds are subject to the Reporting Requirements set forth in Section 4.C., below.


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     E.   CONFLICTS OF INTEREST. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, information barriers may be utilized to avoid potential conflicts of interest. Access Persons may not engage in any activity which might reflect poorly upon themselves or us or which would impair their ability to discharge their duties with respect to us and our Clients. Independent Directors and Non-Management Interested Directors are subject to their overall fiduciary duties as Fund directors.

     F. SHORT SWING PROFITS. Investment Persons may not profit from the purchase and sale, or sale and purchase of a Reportable Security for his or her account within 60 calendar days without a written exemption from the CCO. Equity securities with a market capitalization of at least $5 billion are not subject to this restriction.

     G. FAIR TREATMENT. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts. Independent Directors and Non-Management Interested Directors are subject to their overall fiduciary duties as Fund directors.

     H. SERVICE AS OUTSIDE DIRECTOR. An Access Person may not serve on the board of directors of a company unless such service is approved in accordance with the Code of Ethics and Business Conduct of The Hartford Financial Services Group, Inc. Any Access Person whose service on a board of directors is so approved must promptly notify the CCO in writing. In the event such a request is approved, information barriers may be utilized to avoid potential conflicts of interest. This restriction shall not apply to any Independent Director or any Non-Management Interested Director.

     I. FORFEITURES. Any profits derived from securities transactions in violation of paragraphs A, B, C, D or F, above, shall be forfeited and may be paid to one or more Clients for the benefit of the Client(s) or, if the Client is a Reportable Fund, its shareholders, if such a payment is determined by the CCO (or, in the case of a Reportable Fund, the Reportable Fund's Board of Directors) to be appropriate under the circumstances, or to a charity determined by the CCO or the Board of Directors, as applicable. Gifts accepted in violation of paragraph C shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.

     J. REPORTING VIOLATIONS. Any Access Person or Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO or to the CCO's designee. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons and Supervised Persons may


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          make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.

     K. WAIVERS. The CCO may grant waivers of any substantive restriction in appropriate circumstances (e.g., personal hardship) and will maintain records necessary to justify such waivers.

4. PRE-CLEARANCE AND REPORTING PROCEDURES

     A. PRE-CLEARANCE OF IPOS AND LIMITED OFFERINGS. Each Access Person shall obtain prior written approval from the CCO in the form attached as Exhibit A or another form acceptable to the CCO for all purchases in IPOs and Limited Offerings. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to such person because of his or her position with a Hartford Entity.

     B. PRE-CLEARANCE EXCEPTIONS. Pre-clearance requirements do not apply to: purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; purchases or sales which are non-volitional on the part of the Access Person; any Independent Director; and any Non-Management Interested Director. Access Persons should consult the CCO if there are any questions about whether either of the exemptions listed above applies to a given transaction.

     C.   REQUIRED REPORTS.

          (1) INITIAL AND ANNUAL HOLDINGS REPORTS. Each Access Person must submit to the CCO a report in the form attached as Exhibit B or another form acceptable to the CCO: (i) not later than ten (10) days after becoming an Access Person, reflecting the Access Person's holdings as of a date not more than 45 days prior to becoming an Access Person; and (ii) annually, on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted.

               Access Persons must disclose all brokerage accounts to the CCO and provide duplicate account statements and confirmations for all such brokerage accounts to the CCO. Access Persons are not required to provide duplicate account statements and confirmations for brokerage accounts over which the Access Person had no direct or indirect influence or control.

               In addition to the above, Initial and Annual Holdings reports must contain the following information:

                    (a) the title and type of security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any


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                         direct or indirect Beneficial Ownership;

                    (b) the name of any broker, dealer or bank with which the Access Person maintains an account in which ANY securities are held for the Access Person's direct or indirect benefit as of the date the Access Person became an Access Person. (Note that this requirement applies to accounts which hold only non-Reportable Securities); and

                    (c)  the date the Access Person submits the report.

               Brokerage statements containing all required information may be substituted for the Holdings Report Form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a holdings report containing the missing information as a supplement to the statement or confirmation.

          (2) QUARTERLY REPORTS. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the CCO covering all transactions in Reportable Securities in the form attached as Exhibit C or another form acceptable to the CCO. Access Persons must submit a report each quarter, even if no reportable transaction occurred during that quarter. If no reportable transactions occurred, the Access Person should indicate this fact in the form.

               Transactions reports must contain the following information:

                    (a) the date of the transaction, the title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

                    (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (c) the price of the security at which the transaction was effected;

                    (d) the name of the broker, dealer or bank with or through which the transaction was effected;

                    (e) if the Access Person has established a brokerage account during the quarterly period, the name of the broker, dealer or bank and the date the account was established; and

                    (e)  the date the Access Person submits the report.


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               Brokerage account statements or trade confirmations containing all required information may be substituted for the attached form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a transactions report containing the missing information as a supplement to the statement or confirmation.

     D.   EXCEPTIONS TO REPORTING REQUIREMENTS. The reporting requirements of
          Section 4.C.(2) apply to all transactions in Reportable Securities other than:

          (1) transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; and

          (2) transactions effected pursuant to an Automatic Investment Plan or DRIP.

     E. PROHIBITION ON SELF PRE-CLEARANCE. No Access Person shall pre-clear his own trades, review his own reports or approve his own exemptions from this Code. When such actions are to be undertaken with respect to the CCO's personal transactions, an APPROPRIATE officer of the applicable Hartford Entity will perform such actions as are required of the CCO by this Code.


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     F.   PRE-CLEARANCE AND REPORTING EXCEPTION FOR INDEPENDENT DIRECTORS.

          (1) PRE-CLEARANCE. Any Independent Director is exempt from the Access Person pre-clearance requirements.

          (2) REPORTING. Independent Directors are exempt from the initial and annual holdings reports; but are not exempt from certain quarterly transaction reports. Independent Directors must submit to the CCO a quarterly transaction report in the form attached as Exhibit D or another form acceptable to the CCO not later than thirty (30) days after the end of each calendar quarter with respect to any Reportable Securities transaction occurring in such quarter only if such person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as such, should have known that, during the 15-day period immediately before or after the date of the Reportable Securities transaction, a Fund purchased or sold the Reportable Security, or the Adviser considered purchasing or selling the Reportable Security for a Fund.

5. INSIDER TRADING

     A. It is against the law and the policies of the Hartford Entities for any person subject to this Code to trade any security, either for a personal account or on behalf of a client or others, (i) while aware of material, non-public ("inside") information relating to the security or the issuer and (ii) in breach of a duty of trust or confidence owed directly or indirectly to the issuer of that security or its shareholders or to any other person who is the source of the inside information. It may also be illegal, and it is a violation of policies of the Hartford Entities, to communicate inside information to someone else in breach of a duty of trust or confidence (known as "tipping").

     (1)  CONCEPTS.

               (A) MATERIAL INFORMATION. Material information is information that a reasonable investor would consider important in making his or her investment decision about an issuer or a security. Generally, this is information the disclosure of which would have an effect on the price of the securities. Examples of material information include revisions to previously published earnings estimates, merger or other significant transaction proposals, significant new products or technological discoveries, litigation, extraordinary turnover in management, impending financial or liquidity problems, and significant orders to buy or sell securities. Prepublication information regarding reports in the financial press may be material. Other types of information may also be material; no complete list can be given.


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               (B)  NON-PUBLIC INFORMATION. Information is "non-public" or
                    "inside information" until it has been made available to investors generally, e.g., through the Dow Jones tape, the wire services or other media, or a Securities and Exchange Commission ("SEC") filing, and the market has had time to digest it. The amount of time required depends on the amount of attention paid to the issuer in the markets, varying from a few hours for the largest companies to several days in the case of thinly traded issues.

               (C) A "DUTY OF TRUST OR CONFIDENCE". In addition to the sort of "insider" relationships - such as acting as a director of or adviser to the issuer - that impose this obligation, a "duty of trust or confidence" also exists in other circumstances such as the following: (i) whenever a person agrees to maintain information in confidence; (ii) whenever one enters into a relationship the nature of which implies a duty to maintain the information in confidence; and (iii) whenever the person communicating the inside information and the person to whom it is communicated have a practice of sharing confidences, such that the recipient of the information knows or reasonably should know that the person communicating the inside information expects that the recipient will maintain its confidentiality. This may apply to family relationships as well as business relationships.

                    Ordinary research contacts by personnel of the Hartford Entities not involving the factors described above or other special circumstances should not result in a duty of trust or confidence. However, difficult legal issues may arise when, in the course of these contacts, personnel of the Hartford Entities become aware of material, nonpublic information. This could happen, for example, if an issuer's chief financial officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In any case where you believe you have learned material inside information, you should promptly consult the CCO about your obligations.

          (2) TENDER OFFERS. Information about a pending tender offer raises particular concerns, in part because such activity often produces extraordinary movements in the target company's securities and in part because an SEC rule expressly prohibits trading and "tipping" while in possession of material, nonpublic information regarding a tender offer.

          (3) PENALTIES. Insider trading or improperly communicating inside information to others may result in severe penalties, including large personal fines and/or imprisonment. In addition such actions may expose the Hartford Entities and the respective person's supervisor(s) to fines as


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               well as serious legal and regulatory sanctions. The Hartford
               Entities view seriously any violation of these prohibitions and would consider a violation, or a credible allegation of a violation, to be grounds for disciplinary action, up to and including termination of employment.

          (4) JUDGMENTS AND CONCERNS ABOUT INSIDE INFORMATION. Judgments in this area tend to be made with hindsight. It is particularly unwise to make them on your own, without the input of a disinterested person. Anyone who is unsure whether the insider trading prohibitions apply to a particular situation should: (i) report the circumstances immediately to the CCO; (ii) refrain from any trading activity in the respective security on behalf of clients or personally; and (iii) not communicate the inside information to anyone inside or outside of the relevant Hartford Entity with the exception of the CCO.

6. CODE NOTIFICATION AND ACCESS PERSON CERTIFICATIONS

The CCO shall provide notice to all Access Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access Person will be provided a copy of any Code amendments. After reading the Code or amendment, each Access Person shall make the certification contained in Exhibit E or another form acceptable to the CCO. Annual certifications are due within forty five (45) days after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code-related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons attending.

7. REVIEW OF REQUIRED CODE REPORTS

     A. Reports required to be submitted pursuant to the Code will be reviewed by the CCO or a designee on a periodic basis. The CCO or designee will initial and date the relevant Report to evidence the review.

     B. Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be material to the Adviser's CEO and/or a Fund's Board of Directors (each a "Board"), as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner he or she deems to be appropriate.

     C. The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

     D. Sanctions for violations of the Code include: verbal or written warnings and censures, monetary sanctions, disgorgement or dismissal. Where a particular Client has been harmed by the violative action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the CCO.

8. REPORTS TO THE BOARD

No less frequently than annually, the Fund CCO shall submit to each Board a written report on behalf of the Funds and Advisers (a) describing any issues arising under the Code relating to the particular Fund and Advisers since the last report to the Board, including, but not limited to, information about material violations of or waivers from the Code and any sanctions imposed in response to material violations, and (b) certifying that the Code contains procedures reasonably necessary to prevent Access Persons from violating it. The Board shall review the Code and the operation of these policies at least once a year.

In addition, no less frequently than annually, the Fund CCO shall cause each sub-adviser that provides services to the Funds to submit to the Funds' Board a written report (a) describing any issues arising under the sub-adviser's code of ethics (as approved by the Funds' Board of Directors) since the last report to the Board, including, but not limited to, information about material violations of or waivers from the code and any sanctions imposed in response to material violations, and (b) certifying that the sub-adviser has adopted procedures reasonably necessary to prevent Access Persons from violating it.

9. RECORDKEEPING AND REVIEW

This Code, any written prior approval for an IPO or Limited Offering transaction given pursuant to Section 4.A. of the Code, a copy of each report and certification by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with the applicable Hartford Entity's records, as appropriate, for the periods and in the manner required by Rules 17j-1 and 204A-1. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review.

                                    EXHIBIT A

                         The Hartford Mutual Funds, Inc.
                       The Hartford Mutual Funds II, Inc.
                           Hartford Series Fund, Inc.
                        Hartford HLS Series Fund II, Inc.
                      The Hartford Income Shares Fund, Inc.
                           HL Investment Advisors, LLC
                   Hartford Investment Financial Services, LLC

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Access Person Name: _______________________________

Person On Whose Behalf Trade is Being Done (if different): _____________________

Broker: _________________________   Brokerage Account Number: __________________

Reportable Security: ________________________________________
                     Company Name, Type of Security

Ticker Symbol or CUSIP: __________

Number of Shares or Units: _______________   Price per Share or Unit: __________

Approximate Total Price: _________________   Buy or Sell: ______________________

I HEREBY CERTIFY THAT ALL OF THE FOLLOWING INFORMATION IS TRUE AND COMPLETE:

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Hartford Entities' Code of Ethics and Insider Trading Policy and applicable law.


-------------------------------------   ----------------------
Signature                               Date

When signed and dated by the CCO, this authorization is approved for this transaction only and is effective only through the date indicated below. A record of this transaction will be kept by the CCO in confidential files.(5)


-------------------------------------   --------------   -----------------------
CCO Signature                           Date             Effective Through

----------
(5) All pre-clearance forms must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later. If approval is granted to acquire securities in an IPO or a Limited Offering, CCO must indicate reasons for such approval on reverse side of this form.

                                    EXHIBIT B

                         The Hartford Mutual Funds, Inc.
                       The Hartford Mutual Funds II, Inc.
                           Hartford Series Fund, Inc.
                        Hartford HLS Series Fund II, Inc.
                      The Hartford Income Shares Fund, Inc.
                           HL Investment Advisors, LLC
                   Hartford Investment Financial Services, LLC

                    INITIAL/ANNUAL SECURITIES HOLDINGS REPORT

                THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON
                 WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND
                  ON ________ OF EACH CALENDAR YEAR THEREAFTER.

The following list, which is current as of the date indicated below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:

SECURITY (INCLUDING TICKER/CUSIP   NO. OF   PRINCIPAL       BROKER/DEALER OR BANK
         AS APPLICABLE)            SHARES     AMOUNT    THROUGH WHOM ACCOUNT IS HELD
--------------------------------   ------   ---------   ----------------------------


The chart above (1) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (2) excludes personal securities holdings of securities which are not Reportable Securities, and (3) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

I have an account or accounts, over which I have direct or indirect influence or control, in which securities (including securities which are not considered Reportable Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:                                  Signature:
       ------------------------------              -----------------------------

                                                         Effective as of: [Date]

                                    EXHIBIT C

                         The Hartford Mutual Funds, Inc.
                       The Hartford Mutual Funds II, Inc.
                           Hartford Series Fund, Inc.
                        Hartford HLS Series Fund II, Inc.
                      The Hartford Income Shares Fund, Inc.
                           HL Investment Advisors, LLC
                   Hartford Investment Financial Services, LLC

               QUARTERLY TRANSACTIONS AND BROKERAGE ACCOUNT REPORT

                FOR THE CALENDAR QUARTER ENDED __________________

    PLEASE RETURN THIS FORM WITHIN 30 DAYS FOLLOWING THE END OF EACH CALENDAR
                                    QUARTER.

  IF NO TRANSACTIONS OCCURRED DURING THE PERIOD PLEASE WRITE NONE OR N/A IN THE
                                    BOX BELOW

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Hartford Entities' Code of Ethics and Insider Trading
Policy:

                                                                 NATURE OF
 SECURITY (WITH                 NO. OF SHARES   INTEREST RATE   TRANSACTION
TICKER/CUSIP AS     DATE OF      OR PRINCIPAL    AND MATURITY   (BUY, SELL,           EXECUTING BANK OR
  APPLICABLE)     TRANSACTION       AMOUNT           DATE          OTHER)     PRICE     BROKER/DEALER
---------------   -----------   -------------   -------------   -----------   -----   -----------------


This report (1) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (2) excludes personal securities transactions in securities which are not Reportable Securities, and (3) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

PLEASE CHECK ONE BOX AND COMPLETE IF NECESSARY

[ ] During the quarter referenced above, I did not establish any new accounts in which securities (including securities which are not considered Reportable Securities) were held during such quarter for my direct or indirect benefit; OR

[ ] During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Reportable Securities) were held for my direct or indirect benefit:

NAME OF BROKER, DEALER OR BANK   DATE ACCOUNT ESTABLISHED
------------------------------   ------------------------


Dated:                                  Signature:
       ------------------------------              -----------------------------

* Please list any additional transactions or accounts on reverse or attach additional pages as necessary.

                                    EXHIBIT D

                         The Hartford Mutual Funds, Inc.
                       The Hartford Mutual Funds II, Inc.
                           Hartford Series Fund, Inc.
                        Hartford HLS Series Fund II, Inc.
                      The Hartford Income Shares Fund, Inc.

                     QUARTERLY SECURITIES TRANSACTION REPORT
                            FOR INDEPENDENT DIRECTORS

                FOR THE CALENDAR QUARTER ENDED __________________

    PLEASE RETURN THIS FORM WITHIN 30 DAYS FOLLOWING THE END OF EACH CALENDAR
                                    QUARTER.

    IF NO TRANSACTIONS OCCURRED DURING THE PERIOD PLEASE CHECK THE BOX BELOW

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Hartford Entities' Code of Ethics and Insider Trading Policy by reason of the fact that I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a director, should have known that, during the 15-day period immediately before or after the date of the Reportable Securities transaction, a series of a Fund purchased or sold the Reportable Security, or a series of a Fund or the Adviser considered purchasing or selling the Reportable Security.

                                                                 NATURE OF
 SECURITY (WITH                 NO. OF SHARES   INTEREST RATE   TRANSACTION
TICKER/CUSIP AS     DATE OF      OR PRINCIPAL    AND MATURITY   (BUY, SELL,           EXECUTING BANK OR
  APPLICABLE)     TRANSACTION       AMOUNT           DATE          OTHER)     PRICE     BROKER/DEALER
---------------   -----------   -------------   -------------   -----------   -----   -----------------


This report (1) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (2) excludes personal securities transactions in securities which are not Reportable Securities, and (3) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

PLEASE CHECK BOX AS APPLICABLE

[ ]  During the quarter no transactions in the nature described above occurred.

                                    EXHIBIT D


Dated:                                  Signature:
       ------------------------------              -----------------------------

* Please list any additional transactions or accounts on reverse or attach additional pages as necessary.

                                    EXHIBIT E

                         THE HARTFORD MUTUAL FUNDS, INC.
                       THE HARTFORD MUTUAL FUNDS II, INC.
                           HARTFORD SERIES FUND, INC.
                        HARTFORD HLS SERIES FUND II, INC.
                      THE HARTFORD INCOME SHARES FUND, INC.
                           HL INVESTMENT ADVISORS, LLC
                   HARTFORD INVESTMENT FINANCIAL SERVICES, LLC

                     CERTIFICATION OF RECEIPT AND COMPLIANCE

                THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON
                  WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON;
               AND ON __ AFTER EACH CALENDAR YEAR THEREAFTER; AND
                   UPON RECEIPT OF ANY AMENDMENT TO THE CODE.

I hereby acknowledge receipt of the Hartford Entities' current Code of Ethics and Insider Trading Policy (the "Code"), including any applicable amendments. I hereby certify that I: (1) recently have read/re-read the Code (including any amendments thereto); (2) understand the Code; and (3) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

Name:
      -----------------------------------
      (Please print clearly or type)


Signature:
           ------------------------------
Date:
           ------------------------------